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                                  Exhibit 99(a)

                                 REVOCABLE PROXY

                           CAMCO FINANCIAL CORPORATION
                         SPECIAL MEETING OF STOCKHOLDERS
                               SEPTEMBER __, 1996

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                BOARD OF DIRECTORS OF CAMCO FINANCIAL CORPORATION

         The undersigned stockholder of Camco Financial Corporation ("Camco") hereby nominates, constitutes and appoints ___________________ and ________________, or either one of them, as proxy or proxies for the undersigned, each with full power of substitution and resubstitution, to vote all of the shares of common stock of Camco which the undersigned is entitled to vote at the Special Meeting of the Stockholders of Camco to be held at Pritchard Laughlin Civic Center, Cambridge, Ohio on September __, 1996, at __:00 a.m., and at any adjournments thereof (the "Special Meeting"), on the following matters, all of which are described in the accompanying Proxy Statement:

         1. The consideration of a proposed amendment to Section Fourth of the Certificate of Incorporation of Camco to increase the authorized number of shares of stock from 2,600,000 to 5,000,000, of which 4,900,000 shares shall be common stock, $1.00 par value per share, and 100,000 shares shall be preferred stock, $1.00 par value per; and

                     / / FOR            / / AGAINST           / / ABSTAIN

         2. The adoption of the Agreement and Plan of Merger and Reorganization dated March 25, 1996, by and between Camco and First Ashland Financial Corporation ("First Ashland") providing for the merger of First Ashland with and into Camco; and

                     / / FOR            / / AGAINST           / / ABSTAIN

         3. In their discretion, upon such other matters as may properly come before the Special Meeting.

      THE BOARD OF DIRECTORS OF CAMCO RECOMMENDS A VOTE FOR THE PROPOSAL.

         PLEASE SIGN AND DATE THIS REVOCABLE PROXY ON THE REVERSE SIDE.
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         This Revocable Proxy will be voted as directed by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS REVOCABLE PROXY WILL BE VOTED FOR THE PROPOSAL.

         All proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of the Special Meeting of Camco and of the accompanying Proxy Statement is hereby acknowledged.

         This Revocable Proxy may be revoked by the undersigned at any time before it is exercised by (i) executing and delivering to Camco a later dated proxy, or (ii) giving notice of revocation in open meeting or in writing to the Secretary of Camco at the Special Meeting.

    IF YOU ARE PLANNING TO ATTEND THE SPECIAL MEETING, PLEASE CHECK THIS BOX:

                                      / /

NOTE: Please sign your name exactly as it appears on your stock certificate(s). Jointly owned shares require only one signature. If you are signing this Proxy as an attorney, administrator, agent, corporation, officer, executor, trustee or guardian, etc., please add your full title to your signature.




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            Signature                                   Signature


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           Print Name                                  Print Name


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    Print Title (if applicable)                   Print Title (if applicable)


Dated:                                      Dated:
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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CAMCO. PLEASE
DATE, SIGN AND RETURN IT TO CAMCO PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE U.S.A.